EXHIBIT 21


                        PREMIUMWEAR, INC. and SUBSIDIARY

                          Subsidiary of the Registrant



                                                           State of Jurisdiction
                                                           of Incorporation
                                                           ---------------------

Munsingwear Canada Limited (inactive)                      Canada